SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2012

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3985 Research Park Drive, Suite 200, Ann Arbor, Michigan 48108

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To improve corporate governance and strengthen the Board, on May 10, 2012, the Board of Directors of Synthetic Biologics, Inc. (the “Company”) determined to split the roles of Chairman and Chief Executive Officer and appointed an independent, non-executive Chairman of the Board of Directors. The Board of Directors has appointed Jeffrey J. Kraws to serve as the Company’s independent, non-executive Chairman. Mr. Kraws has served on the Company’s Board of Directors since January 2006, and will continue to serve on the Compensation and Nominations Committees. For his services as independent, non-executive Chairman of the Board, Mr. Kraws will be issued options exercisable for 100,000 shares of the Company’s common stock and will receive annual compensation of $150,000. Jeffrey Riley will continue to serve as the Company’s Chief Executive Officer and President, and as a member of the Company’s Board of Directors.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press Release dated May 11, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: May 11, 2012	By: /s/ Jeffrey Riley
Name: Jeffrey Riley
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 11, 2012